Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 14 DATED NOVEMBER 3, 2014
TO THE PROSPECTUS DATED MARCH 31, 2014

This supplement No. 14 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 14 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from October 1 to October 31, 2014, for all of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I (1)	Class M-I (1)	Class D (1)
October 1, 2014	$10.42	$10.44	—	$10.44	$10.43
October 2, 2014	$10.42	$10.44	—	$10.44	$10.43
October 3, 2014	$10.42	$10.44	—	$10.44	$10.43
October 6, 2014	$10.42	$10.45	—	$10.45	$10.44
October 7, 2014	$10.42	$10.45	$10.45	$10.45	$10.44
October 8, 2014	$10.42	$10.45	$10.45	$10.45	$10.44
October 9, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 10, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 13, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 14, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 15, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 16, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 17, 2014	$10.43	$10.46	$10.46	$10.46	$10.45
October 20, 2014	$10.44	$10.46	$10.46	$10.46	$10.45
October 21, 2014	$10.44	$10.47	$10.46	$10.46	$10.46
October 22, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 23, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 24, 2014	$10.44	$10.47	$10.47	$10.47	$10.46
October 27, 2014	$10.45	$10.47	$10.47	$10.47	$10.47
October 28, 2014	$10.45	$10.48	$10.47	$10.47	$10.47
October 29, 2014	$10.45	$10.48	$10.47	$10.47	$10.47
October 30, 2014	$10.45	$10.48	$10.48	$10.48	$10.47
October 31, 2014	$10.49	$10.52	$10.52	$10.52	$10.51

(1) Shares of Class A-I, Class M-I and Class D common stock are currently being offered pursuant to a private placement offering. The first sale of Class A-I shares took place on October 7, 2014.

Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.